                   PLEASE READ THIS CONTRACT CAREFULLY

Annuity benefit payments and other values provided by this contract, when based on the investment performance of the Variable Account, may increase or decrease and are not guaranteed as to fixed dollar amount. Please refer to the Value of the Variable Account section for additional information.

Values removed from a Guarantee Period Account prior to the end of its Guarantee Period may be subject to a Market Value Adjustment that may increase or decrease the values. A negative Market Value Adjustment will never be applied to the Death Benefit. A positive Market Value Adjustment, if applicable, will be added to the Death Benefit when the benefit paid is the contract's Accumulated Value. Please refer to the Market Value Adjustment section for additional information.

                        RIGHT TO EXAMINE CONTRACT

The Owner may cancel this contract by returning it to the Company or one of its authorized representatives within ten days after receipt. If returned, the Company will refund an amount equal to the Accumulated Value, after application of any Market Value Adjustment, plus any fees or other charges imposed. If, however, the contract is issued as an Individual Retirement Annuity (IRA), the Company will refund the greater of the above or the gross payments.

ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

Home Office:               Dover, Delaware
Principal Office:   440 Lincoln Street, Worcester, Massachusetts  01653

This is a legal contract between Allmerica Financial Life Insurance and Annuity Company (the Company) and the Owner and is issued in consideration of the Initial Payment shown on the Specifications page. Additional Payments are permitted. Payments may be allocated to Variable Sub-Accounts, the Fixed Account or Guarantee Period Accounts. While this contract is in effect, the Company agrees to pay annuity benefit payments beginning on the Annuity Date or to pay a Death Benefit to the Beneficiary if an Owner dies prior to the Annuity Date.

              President                                   Secretary

              Flexible Payment Deferred Variable and Fixed Annuity
              Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                             Non-Participating



Form A3030-99                                                               1

                               TABLE OF CONTENTS

SPECIFICATONS

DEFINITIONS

OWNER, ANNUITANT AND BENEFICIARY

THE ACCUMULATION PHASE

         PAYMENTS

         VALUES

         TRANSFER

         WITHDRAWAL AND SURRENDER

         DEATH BENEFIT

THE PAYOUT PHASE

         ANNUITY BENEFIT

         TRANSFER

         WITHDRAWAL

         PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS

         DEATH OF THE ANNUITANT

         ANNUITY BENEFIT PAYMENT OPTIONS

         ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS

         ANNUITY OPTION TABLES

GENERAL PROVISIONS

Form A3030-99                                                               2

                                         DEFINITIONS

Accumulated Value          The aggregate value of all accounts in
                           this contract before the Annuity Date. As long as the Accumulated Value is greater than zero, the contract will stay in effect.

Accumulation Unit          A measure used to calculate the value
                           of a Sub-Account before annuity benefit
                           payments begin.

Annuitant                  On and after the Annuity Date, the person
                           upon whose continuation of life annuity
                           benefit payments involving life contingency depend. Joint Annuitants are permitted and unless otherwise indicated, any reference to Annuitant shall include joint Annuitants.

Annuity Date               The date annuity benefit payments
                           begin. The Annuity Date is shown on the
                           Specifications page.

Annuity Unit               A measure used to calculate annuity
                           benefit payments under a variable annuity option.

Beneficiary                The person, persons or entity entitled to
                           the Death Benefit prior to the Annuity Date or any annuity benefit payments upon the death of the Owner on or after the Annuity
                           Date.

Company                    Allmerica Financial Life Insurance and
                           Annuity Company.

Contract Year              A one-year period based on the issue date or
                           an anniversary thereof.

Effective Valuation Date   The Valuation Date on or immediately following
                           the day a payment, request for transfer, withdrawal or surrender, or proof of death is received at the Principal Office.

Fixed Account              The part of the Company's General
                           Account to which all or a portion of a
                           Payment or transfer may be allocated.

Fund Each separate investment company, investment series or portfolio eligible for investment by a Sub-Account of the Variable Account.

General Account            All assets of the Company that are not allocated
                           to a Separate Account.

Guarantee Period           The number of years that a Guaranteed
                           Interest Rate may be credited to a Guarantee
                           Period Account.

Guarantee Period Account   An account which corresponds to a Guaranteed
                           Interest Rate for a specified Guarantee Period and is supported by assets in a Separate
                           Account. The Owner may only invest in a
                           Guarantee Period Account prior to the
                           Annuity Date.

Guaranteed Interest Rate   The annual effective rate of interest after
                           daily compounding credited to a Guarantee
                           Period Account.

Market Value Adjustment    A positive or negative adjustment to earnings
                           in a Guarantee Period Account assessed if any portion of a Guarantee Period Account is withdrawn or transferred prior to the end of its Guarantee Period.

Form A3030-99                                                               3

Owner The person, persons or entity entitled to exercise the rights and privileges under this contract. Joint Owners are permitted and unless otherwise indicated, any reference to Owner shall include joint Owners.

Pro Rata                   How a Payment or withdrawal may be
                           allocated among the accounts. A Pro Rata allocation or withdrawal will be made in the same proportion that the value of each account bears to the Accumulated Value.

Request A request or notice made by the Owner, in a manner consistent with the Company's current procedures, which is received and recorded by the Company.

Separate Account           A segregated account established by
                           the Company. The assets in a Separate
                           Account are not commingled with the
                           Company's general assets and obligations.
                           The assets of a Separate Account are not subject to claims arising out of any other business the Company may conduct.

State The state or jurisdiction in which the contract is issued.

Sub-Account                A Variable Account subdivision that invests
                           exclusively in shares of a corresponding
                           Fund.

Surrender Value            The amount payable to the Owner on
                           full surrender after application of any
                           Market Value Adjustment and Contract Fee.

Survivor Annuity Benefit   The number of Annuity Units (under a variable joint
Percentage                 life annuitization option) or the dollar value of
                           the annuity benefit payments (under a fixed joint life annuitization option) paid during the surviving Annuitant's life may be less than or equal to the number of Annuity Units paid when both individuals are living. The
                           Survivor Annuity Benefit Percentage is the percentage of total Annuity Units or dollars paid in each annuity benefit during the survivor's life. For example, with a Joint and Two-thirds Survivor Option, the Survivor
                           Annuity Benefit Percentage is 66 2/3 %. This percentage is only applicable after the death of the first Annuitant.

Valuation Date             A day the values of all units are
                           determined. Valuation Dates occur on each day the New York Stock Exchange is open for trading, or such other dates when there is sufficient trading in a Fund's portfolio securities such that the current unit value may be materially affected.

Valuation Period           The interval between two consecutive
                           Valuation Dates.

Variable Account           The Company's Separate Account,
                           consisting of Sub-Accounts that invest in the underlying Funds.


Form A3030-99                                                          4

                          OWNER, ANNUITANT AND BENEFICIARY

Owner When the contract is issued, the Owner will be as shown on the Specifications page. The Owner may be changed in accordance with the terms of this contract. Upon the death of an Owner prior to the Annuity Date, a Death Benefit is paid. The Maximum Alternative Annuity Date is based upon the age of the Owner.

                           The Owner may exercise all rights and
                           options granted in this contract or by the Company, subject to the consent of any irrevocable Beneficiary. Where there are joint Owners, the consent of both is required in order to exercise any ownership rights.

Assignment                 Prior to the Annuity Date and prior to the
                           death of an Owner, the Owner may be
                           changed at any time. Only the Owner may
                           assign this contract. An absolute
                           assignment will transfer ownership to
                           the assignee. This contract may also be
                           collaterally assigned as security. The
                           limitations on ownership rights while
                           the collateral assignment is in effect
                           are stated in the assignment.
                           Additional limitations may exist for
                           contracts issued under provisions of the Internal Revenue Code.

                           An assignment will take place only when the Company has actually received a Request in writing and recorded the change at the Principal Office. The Company will not be deemed to know of the assignment until such time. When recorded, the assignment will take effect as of the date it was signed. The assignment will be subject to payments made or actions taken by the Company before the change was recorded.

                           The Company will not be responsible for the validity of any assignment nor the extent of any assignee's interest. The interests of the Beneficiary will be subject to any assignment.

Annuitant                  When the contract is issued, the Annuitant
                           will be as shown on the Specifications page.
                           The Annuitant may be changed in accordance with the terms of this contract. Prior to the Annuity Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant.
                           If the Annuitant dies and a replacement
                           is not named, the Owner will be considered to be the new Annuitant. Upon the death of an Annuitant prior to the Annuity
                           Date, a Death Benefit is not paid
                           unless the Owner is a non-natural person.

                           A change of Annuitant will take place only when the Company has actually received a Request in writing and recorded the change at the Principal Office. The Company will not be deemed to know of the change of Annuitant until such time. When recorded, the change of Annuitant will take effect as of the date it was signed. The change of Annuitant will be subject to payments made or actions taken by the Company before the change was recorded.


Form A3030-99                                                          5

Beneficiary                The Beneficiary is as named on the
                           Specifications page unless subsequently
                           changed.  The Owner may declare any
                           Beneficiary to be revocable or irrevocable.
                           A revocable Beneficiary may be changed at any time prior to the Annuity Date and before the death of an Owner or after the Annuity
                           Date and before the death of the Annuitant.
                           An irrevocable Beneficiary must consent in writing to any change. Unless otherwise indicated, the Beneficiary will be revocable.

                           A Beneficiary change must be made in writing in a form acceptable to the Company and will be subject to the rights of any assignee of record. When the Company receives the form, the change will take place as of the date it was signed, even if an Owner or the Annuitant dies after the form is signed but prior to the Company's receipt of the form. Any rights created by the change will be subject to payments made or actions taken by the Company before the change was recorded.

                           All benefits payable to the Beneficiary
                           under this contract will be divided equally among the surviving Beneficiaries of the same class, unless the Owner directs otherwise. If there is no surviving Beneficiary in a particular class, then the benefit is divided equally among the surviving Beneficiaries of the next class. If there is no surviving Beneficiary, the deceased Beneficiary's interest will pass to the Owner or the Owner's estate. At the death of the first joint Owner prior to the Annuity Date, the surviving joint Owner is the sole, primary Beneficiary notwithstanding that the designated Beneficiary may be different.

                           The Beneficiary cannot assign, transfer, commute, anticipate or encumber the proceeds or payments unless given that right by the Owner.

Protection of Proceeds     To the extent allowed by law,
                           this contract and any payments made under it will be exempt from the claims of creditors.


Form A3030-99                                                          6

                          THE ACCUMULATION PHASE

                           PAYMENTS

Payments Each Payment is equal to the gross payment less the amount of any applicable premium tax. The Company reserves the right to deduct the amount of the premium tax from the Accumulated Value at a later date rather than when the premium tax liability is first incurred by the Company. In no event will an amount be deducted for premium taxes before the Company has incurred a tax liability under applicable State law.

Initial Payment            The Initial Payment is shown on the
                           Specifications page.

Additional Payments        Prior to the Annuity Date and
                           before the death of an Owner, the Owner may make additional Payments of at least the Minimum Additional Payment Amount (see
                           Specifications page). Total Payments made may not exceed [$5,000,000] without the Company's consent.

Payment Allocations        The Initial Payment is allocated
                           in accordance with the Payment Allocation, shown on the Specifications page. Each subsequent Payment will be allocated in the same manner unless allocation instructions accompany the Payment or the Payment
                           Allocation is changed by the Owner.

                           The minimum amount that may be allocated to the Guarantee Period Account is shown on the Specifications page. If the Owner requests an allocation less than the minimum amount, the Company reserves the right to apply that amount to the [money market Sub-Account.]

                           VALUES

Value of the Variable      The value of a Sub-Account on a Valuation
Account                    Date is determined by multiplying the
                           Accumulation Units in that Sub-Account by the Accumulation Unit Value as of the Valuation Date.


Form A3030-99                                                          7

                            Accumulation Units are purchased when an amount is allocated to a Sub-Account. The number of Accumulation Units purchased equals that amount divided by the applicable Accumulation Unit Value as of the Valuation Date.

Accumulation Unit           The value of a Sub-Account Accumulation Unit
Values                      as of any Valuation Date is determined by
                            multiplying the value of an Accumulation
                            Unit for the preceding Valuation Date by the Net Investment Factor for that Valuation
                            Period.

Net Investment Factor       The Net Investment Factor
                            measures the investment performance of a Sub-Account from one Valuation Period to the next. This factor is equal to 1.000000 plus the result (which may be positive or negative) from dividing (a) by (b) and subtracting (c) and (d) where:

                                (a)    is the investment income of a
                                       Sub-Account for the Valuation
                                       Period, including realized or
                                       unrealized capital gains and
                                       losses during the Valuation
                                       Period, adjusted for provisions
                                       made for taxes, if any;
                                (b)    is the value of that Sub-Account's
                                       assets at the beginning of the
                                       Valuation Period;
                                (c)    is the Mortality and Expense Risk
                                       Charge applicable to the current
                                       Valuation Period (see Specifications
                                       page) plus any applicable Rider
                                       charges; and
                                (d)    is the Administrative Charge
                                       applicable to the current Valuation
                                       Period (see Specifications page).

                            The Company assumes the risk that its actual mortality expense experience may exceed the amounts provided under the contract. The Company guarantees that the charge for mortality and expense risks and the administrative charge will not be increased. Subject to applicable State and federal laws, these charges may be decreased or the method used to determine the Net Investment Factor may be changed.

Value of the Fixed          Amounts allocated to the Fixed Account receive
Account                     interest at rates periodically set
                            by the Company. The Company guarantees that the initial rate of interest in effect when an amount is allocated to the Fixed Account will remain in effect for that amount for one year or until such amount is transferred out of the Fixed Account, whichever is sooner. Thereafter, the rate of interest for that amount will be the Company's current interest rate, but no less than the Minimum Fixed Account Guaranteed
                            Interest Rate (see Specifications page).

                            The value of the Fixed Account on any date is the sum of amounts allocated to the Fixed Account plus interest compounded and credited daily at the rates applicable to those amounts. The value of the Fixed Account will be at least equal to the minimum required by law in the State in which this contract is delivered.


Form A3030-99                                                          8

Value of the Guarantee     Amounts allocated to the same Guarantee
Period Accounts            Period Account on the same day will
                           be treated as one Guarantee Period Account.
                           The interest rate in effect when
                           an amount is allocated to a Guarantee Period
                           Account is guaranteed for the duration of the Guarantee Period. Each time the Guaranteed Interest Rate changes for a particular Guarantee Period, a new Guarantee
                           Period Account is established.

                           The value of a Guarantee Period Account on any date is the sum of amounts allocated to that Guarantee Period Account plus interest compounded and credited daily at the rate applicable to that amount.

Guaranteed Interest        The Company will periodically set Guaranteed
Rates                      Interest Rates for each available Guarantee
                           Period.  These rates will be guaranteed
                           for the duration of the respective Guarantee
                           Periods. A Guaranteed Interest Rate will never be less than the Guarantee Period
                           Account Minimum Interest Rate (see
                           Specifications page).

Renewal Guarantee Periods  At least 45 days (but not more than 75 days)
                           prior to the end of a Guarantee Period, the Company will notify the Owner in writing of the expiration of that Guarantee Period. The Owner may transfer amounts to the Sub-Accounts, the Fixed Account or establish a new Guarantee Period Account of any duration then offered by the Company as of the day following the expiration of the Guarantee Period. The transfer will not be subject to a Market Value Adjustment; see "Market Value Adjustment," page [13]. Guaranteed Interest Rates corresponding to the available Guarantee Periods may be higher or lower than the previous Guaranteed Interest Rate. If reallocation instructions are not received at the Principal Office before the end of a Guarantee Period, the Guarantee Period Account value will be automatically applied to a new Guarantee Period Account with the same Guarantee Period unless:

                             (a)      less than the Guarantee Period
                                      Account Minimum Allocation
                                      Amount (see Specifications
                                      page) remains in the Guarantee
                                      Period Account on its
                                      expiration date; or

                             (b)      the Guarantee Period would extend
                                      beyond the Annuity Date or is no longer
                                      available.

                           In such cases, the Guarantee Period Account value will be transferred to the [money market Sub-Account.]

Contract Fee               Prior to the Annuity Date on each
                           contract anniversary and when the contract is surrendered, the Company will deduct a Contract Fee (see Specifications page) Pro
                           Rata.


Form A3030-99                                                          9

                           TRANSFER

                           Prior to the Annuity Date, the Owner may transfer amounts among accounts by Request to the Principal Office. Transfers to a Guarantee Period Account must be at least equal to the Minimum Guarantee Period Account Allocation Amount (see Specifications page). If the Owner requests the transfer of a smaller amount to the Guarantee Period Account, the Company may transfer that amount to the [money market Sub-Account.]

                           Any transfer from a Guarantee Period Account prior to the end of its Guarantee Period will be subject to a Market Value
                           Adjustment.

                           There is no charge for the first twelve
                           transfers per contract year. A transfer
                           charge of up to $25 may be imposed on each additional transfer.

                           The Company reserves the right to establish and impose reasonable rules restricting transfers. All transfers are subject to the Company's consent.

                           WITHDRAWAL AND SURRENDER

                           Prior to the Annuity Date, the Owner may, by Request, withdraw a part of the Surrender Value or surrender the contract for its Surrender Value.

                           Any withdrawal must be at least the Minimum
                           Withdrawal Amount (see Specifications page).
                           A withdrawal will not be permitted if the Accumulated Value remaining in the contract would be less than the Minimum Accumulated Value After Withdrawal (see Specifications page). The Request must indicate the dollar amount to be paid and the accounts from which it is to be withdrawn. A withdrawal from a Guarantee Period Account will be subject to a Market Value Adjustment.

                           When surrendered, this contract terminates and the Company has no further liability under it. The Surrender Value will be based on the Accumulated Value on the Effective Valuation Date.

                           Amounts taken from the Variable Account will be paid within 7 days of the date a Request is received. The Company reserves the right to delay payments subject to applicable laws, rules and regulations governing variable annuities.

                           Amounts taken from the Fixed Account or the Guarantee Period Accounts will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the receipt date.

                           If deferred for 30 days or more, the amount payable will be credited interest at a rate of at least 3% or the rate mandated by the appropriate State.


Form A3030-99                                                          10

Market Value Adjustment    A transfer, withdrawal or surrender from
                           a Guarantee Period Account after the
                           expiration of its Guarantee Period will
                           not be subject to a Market Value
                           Adjustment.  A Market Value Adjustment
                           will apply to all other transfers,
                           withdrawals or surrenders from, a Guarantee
                           Period Account.  Amounts in a Guarantee
                           Period Account that are applied under an Annuity Option are treated as withdrawals when calculating the Market Value Adjustment.
                           The Market Value Adjustment will be determined by multiplying the amount taken from each Guarantee Period Account by the market value factor. The market value factor for each Guarantee Period Account is equal to:

                                                  n/365
                                            (1+i)
                                            (1+j)       -1

                           where:

                                   i - is the Guaranteed Interest Rate
                                   expressed as a decimal (for example:
                                   3% = 0.03) being credited to the
                                   current Guarantee Period;

                                   j - is the new Guaranteed Interest
                                   Rate, expressed as a decimal, for a
                                   Guarantee Period with a duration
                                   equal to the number of years
                                   remaining in the current Guarantee
                                   Period, rounded to the next higher
                                   number of whole years. If that rate
                                   is not available, the Company will
                                   use a suitable rate or index allowed
                                   by the Department of Insurance; and

                                   n - is the number of days remaining
                                   from the Effective Valuation Date to
                                   the end of the current Guarantee
                                   Period.

                           If the Guaranteed Interest Rate being
                           credited is lower than the new Guaranteed
                           Interest Rate, the Market Value Adjustment will decrease the Guarantee Period Account value. Similarly, if the Guaranteed Interest Rate being credited is higher than the new Guaranteed Interest Rate, the Market Value Adjustment will increase the Guarantee Period Account value. The Market Value Adjustment will never result in a change to the value more than the interest earned in excess of an amount based on the Guarantee Period Account Minimum Interest Rate (see Specifications page).


Form A3030-99                                                          11

                            DEATH BENEFIT

                            At the death of an Owner prior to the
                            Annuity Date, the Company will pay to the Beneficiary a Death Benefit upon receipt at the Principal Office of proof of death. If the Owner is a non-natural person, prior to the Annuity Date, a Death Benefit is paid on the death of an Annuitant upon receipt at the Principal Office of proof of death.

Death Benefit               The Death Benefit will be the greater of:

                            (a) the Accumulated Value on the Effective Valuation Date, increased by any positive Market Value Adjustment; or

                            (b)     the sum of the gross payments made
                                    under this contract prior to the
                                    date of death, proportionately
                                    reduced to reflect all partial
                                    withdrawals.

                                    For each withdrawal, the
                                    proportionate reduction is
                                    calculated by multiplying the Death
                                    Benefit under the (b) option,
                                    immediately prior to the withdrawal,
                                    by the following:

                                           Amount of the withdrawal
                                          --------------------------
                           Accumulated Value immediately prior to the withdrawal

Payment of the Death       Unless the Owner has specified otherwise,
Benefit                    the Death Benefit will be paid to the
                           Beneficiary within 7 days of the Effective
                           Valuation Date. Alternatively, the Beneficiary may, by a Request in writing, elect to:

                           (a) defer distribution of the Death Benefit for a period no more than 5 years from the date of death; or

                           (b)     receive distributions over his/her
                                   life expectancy (or over a period
                                   not extending beyond such life
                                   expectancy). Distributions must
                                   begin within one year from the date
                                   of death.

                           If distribution of the Death Benefit is
                           deferred under (a) or (b), any value in the Guarantee Period Accounts will be transferred to the [money market Sub-Account]. The excess, if any, of the Death Benefit over the Accumulated Value will also be transferred to the [money market Sub-Account.] The Beneficiary may, by Request, effect transfers and withdrawals, but may not make additional Payments. If there are multiple Beneficiaries, the consent of all is required.

                           If the sole Beneficiary is the deceased
                           Owner's spouse, the Beneficiary may, by
                           Request in writing, continue the contract and become the new Owner and Annuitant subject to the following:

                           (a) any value in the Guarantee Period Accounts will be transferred to the [money market Sub-Account];

                           (b)     the excess, if any, of the Death
                                   Benefit over the contract's
                                   Accumulated Value will also be
                                   transferred to the [money market
                                   Sub-Account];

                           (c)     additional Payments may be made; and

                           (d)     any subsequent spouse of the new
                                   Owner, if named as the Beneficiary,
                                   may not continue the contract.

Form A3030-99                                                          12

                               THE PAYOUT PHASE

                           ANNUITY BENEFIT

Annuity Options            Annuity Options are available on a
                           fixed, variable or combination fixed and variable basis. The Annuity Options described below or any alternative option offered by the Company may be chosen. If no option is chosen, monthly benefit payments will be made under the Life Annuity with Cash Back option.

                           The Owner may also elect to have the Death
                           Benefit applied under any Annuity Option not extending beyond the Beneficiary's life expectancy. Such an election may not be altered by the Beneficiary.

                           Fixed annuity options are funded through the General Account. Variable annuity options may be funded through one or more of the Sub-Accounts. Not all Sub-Accounts may be made available.

Selection of Annuity       The Owner must select an Annuity Benefit
Benefit Payments           Payment Option.  Annuity benefit payments
                           will be paid monthly or at any other
                           frequency currently offered by
                           the Company. If the first payment would be less than the Minimum Annuity Benefit
                           Payment (see Specifications page), a single payment will be made instead. If a life annuity option has been elected, satisfactory proof of the date of birth of the Annuitant must be received at the Principal Office before any payment is made.
                           Also, if a life annuity option has been
                           elected, the Company may require from time to time satisfactory proof that the Annuitant is alive.

Annuity Benefit            In the case of a variable annuity option, the
Payment Change Frequency   Owner must select an Annuity Benefit Payment
                           Change Frequency. This is the frequency of change in the dollar value of the variable annuity benefit payments. For example, if an annual Annuity Benefit Payment Change
                           Frequency is chosen, the dollar value of variable annuity benefit payments will remain constant within each one-year period.
                           The Owner must also select
                           the date of the first change.

Assumed Investment         In the case of a variable annuity option, the Owner
Return                     must select an Assumed Investment Return ("AIR").
                           This rate is used to determine the initial variable annuity benefit payment and how the payment will change over time in response to the performance of the selected
                           Sub-Accounts. If the actual performance of any selected Sub-Account (as measured by the Net Investment Factor) is equal to the AIR, the annuity benefit payment attributable to that Sub-Account will be constant. If the actual performance is greater than the AIR, the annuity benefit payment will increase.
                           If the actual performance is less than the AIR, the annuity benefit payment will decrease.

Reversal of Decision       The Owner may reverse the decision to annuitize
To Annuitize               by a Request in writing within 90 days
                           after the Annuity Date. Upon receipt of such notice, the Company will place the contract back to the Accumulation Phase subject to the following:


Form A3030-99                                                          13

                           (a)     The funds applied under a variable
                                   annuity option during this period
                                   will be treated as if they had been
                                   invested in the Accumulation Phase
                                   of the contract, with the same
                                   allocations that were in effect
                                   since the Annuity Date.

                           (b)     The funds applied under a fixed
                                   annuity option during this period
                                   will be treated as if they had been
                                   invested in the Accumulation Phase
                                   of the contract in the Fixed
                                   Account, since the Annuity Date.

                           (c)     Any annuity benefit payment paid or
                                   withdrawal taken during this period
                                   will treated as a withdrawal of the
                                   Surrender Value as of the date of
                                   the payment or withdrawal. Fixed
                                   annuity benefit payments will be
                                   treated as withdrawals from the
                                   Fixed Account. Variable annuity
                                   benefit payments will be treated as
                                   withdrawals from the variable
                                   Sub-Accounts.

                            (d)    If the Company learns of the Owner's
                                   decision to reverse after the
                                   Maximum Alternate Annuity Date (see
                                   Specifications page) the Owner must
                                   immediately select another Annuity
                                   Benefit Payment Option.

Annuity Value               The Annuity Value will be the Accumulated
                            Value, after application of any applicable
                            Market Value Adjustment less any applicable premium tax. For a Death Benefit annuity, the Annuity Value will be the amount of the Death Benefit, less any applicable premium tax. The Annuity Value applied under a variable Annuity Option is based on the Accumulation Unit Value on a Valuation
                            Date not more than four weeks, uniformly applied, before the Annuity Date.

                            The amount of the first annuity benefit
                            payment under all available options except period certain options will depend on the age and/or sex of the Annuitant on the Annuity Date and the Annuity Value applied. Period certain options are based only on the duration of payments and the Annuity Value.

Annuity Unit Values         A Sub-Account Annuity Unit Value
                            on any Valuation Date is equal to its value on the preceding Valuation Date multiplied by the product of:

                                 (a)   a discount factor equivalent to
                                       the Assumed Investment Return; and

                                 (b)   the Net Investment Factor of
                                       the Sub-Account funding the
                                       annuity benefit payments for
                                       the applicable Valuation
                                       Period.

                           The value of an Annuity Unit as of any date other than a Valuation Date is equal to its value as of the preceding Valuation Date.

                           Each variable annuity benefit payment is equal to the number of Annuity Units multiplied by the applicable value of an Annuity Unit, except that under a Joint and Survivor Option, after the first death, the number of units in each payment is equal to the total number of units multiplied by the Survivor Annuity Benefit Percentage.


Form A3030-99                                                          14

                           Variable annuity benefit payments will
                           increase or decrease with the value of the Annuity Units as of the date of the first payment of each Annuity Benefit Payment Change Frequency. The Company guarantees that the amount of each variable annuity benefit payment will not be affected by changes in mortality and expense experience.

Number of Annuity Units    For each Sub-Account the number of
                           Annuity Units determining the benefit
                           payable is equal to the amount of the
                           first annuity benefit payment divided by the value of the Annuity Unit as of the Valuation Date used to calculate the amount of the first payment. Once annuity benefit payments begin, the number of Annuity Units will not change unless a split, a withdrawal or a transfer is made.

Payment of Annuity         Annuity Benefit Payments are paid to
Benefit Payments           the Owner. By Request in writing, the
                           Owner may direct that payments are made
                           to another person, persons or entity.
                           If an Owner, who is not also an Annuitant, dies on or after the Annuity Date, the following occurs:

                           (a)     If the deceased Owner was the sole
                                   Owner, then the remaining annuity
                                   benefit payments will be payable to
                                   the Beneficiary in accordance with
                                   the terms of the Annuity Option
                                   selected. Upon the death of a sole
                                   Owner, the Beneficiary becomes the
                                   Owner of the contract.

                           (b)     If the contract has joint Owners,
                                   then the remaining annuity benefit
                                   payments will be payable to the
                                   surviving joint Owner in accordance
                                   with the terms of the Annuity Option
                                   selected. Upon the death of the
                                   surviving joint Owner, the
                                   Beneficiary becomes the Owner of the
                                   contract.

                           TRANSFER

                           After the Annuity Date and prior to the
                           death of the Annuitant, the Owner may
                           transfer among Sub-accounts by Request to the Principal Office.

                           Transfers may increase or decrease the
                           number of Annuity Units in each subsequent payment.

                           There is no charge for the first twelve
                           transfers per contract year. A transfer
                           charge of up to $25 may be imposed on each additional transfer.

                           The Company reserves the right to establish and impose reasonable rules restricting transfers. All transfers are subject to the Company's consent.

                           WITHDRAWAL

                           After the Annuity Date and prior to the
                           death of the Annuitant, the Owner may have the right, based on the Annuity Option selected, to make withdrawals. If the Death Benefit is applied under an Annuity Option the Beneficiary may also make withdrawals in accordance with this provision.


Form A3030-99                                                          15

                           Amounts withdrawn that were applied under a variable Annuity Option will be paid within 7 days of the date a Request is received. The Company reserves the right to delay payments subject to applicable laws, rules and regulations governing variable annuities.

                           Amounts withdrawn that were applied under a fixed Annuity Option will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the date a Request is received. If deferred for 30 days or more, the amount payable will be credited interest at a rate of at least 3% or the appropriate rate mandated by the State.

                           Only one Request for withdrawal under each provision may be made each calendar year.

Payment Withdrawal         Each calendar year, the Owner can request
Amount Option              up to an amount equal to the Payment
                           Withdrawal Amount (see Specifications page) multiplied by the previous annuity benefit payment.

                           For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future annuity benefit payment by the following:

                                        Amount of the withdrawal
                                        -------------------------
                             Present Value of all remaining fixed annuity
                           benefit payments immediately prior the withdrawal.

                           For variable Annuity Options, each
                           withdrawal proportionately reduces the
                           number of Annuity Units in each future
                           annuity benefit payment. The proportionate reduction is calculated by multiplying the number of Annuity Units in each future annuity benefit payment by the following:

                                          Amount of the withdrawal
                                          ------------------------
                             Present Value of all remaining variable annuity
                           benefit payments immediately prior to the withdrawal.

Present Value              Over the life of the contract, for period
Withdrawal Option          certain, life with period certain and cash
                           back Annuity Options when there are
                           remaining guaranteed payments, the Owner may request withdrawals which represent a percentage of the Present Value of those remaining guaranteed annuity benefit payments. Each year a withdrawal is taken under this provision, the Company records the percentage withdrawn. Each withdrawal proportionately reduces future annuity benefit payments. (See proportionate reduction calculation below.) The total percentage withdrawn over the life of the contract cannot exceed the Present Value
                           Withdrawal Amount (see Specifications page).


Form A3030-99                                                          16

                            For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future annuity benefit payment by the following:

                                        Amount of the withdrawal
                                        -------------------------
                               Present Value of all remaining fixed guaranteed annuity benefit payments immediately prior to the withdrawal

                            For variable Annuity Options, each
                            withdrawal proportionately reduces any
                            remaining guaranteed payments. The
                            proportionate reduction is calculated by multiplying the number of Annuity Units in each future annuity benefit payment by the following:

                                          Amount of the withdrawal
                                          -------------------------
                             Present Value of all remaining variable guaranteed
                                 annuity benefit payments immediately prior
                                             to the withdrawal

                            If an Annuitant is still living after there are no remaining guaranteed payments under a life with period certain or life with cash back payout:

                            (a)     for variable Annuity Options, the
                                    number of Annuity Units will
                                    increase to the number of Annuity
                                    Units payable prior to any
                                    withdrawals, adjusted for transfers.

                            (b)     for fixed Annuity Options, the
                                    dollar amount of the annuity benefit
                                    payments will increase to the amount
                                    payable prior to any withdrawals,
                                    adjusted for transfers.

                            PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS

                            For a variety of purposes, it is at times necessary to determine the Present Value of either all future annuity benefit payments or of future guaranteed annuity benefit payments. Present Values are calculated based on the Annuity 2000 Mortality Table, male, female or unisex rates as appropriate, and the interest rate or AIR used to determine the annuity benefit payments.

                            DEATH OF THE ANNUITANT

                            Unless otherwise indicated by the Owner, upon the death of the Annuitant, the Present Value of the remaining guaranteed annuity benefit payments may be paid to the Owner.


Form A3030-99                                                          17

                           ANNUITY BENEFIT PAYMENT OPTIONS

                           PERIOD CERTAIN ANNUITY:

                           Periodic annuity benefit payments for a
                           chosen number of years. The number of years selected may be from 5 to 30.

                           LIFE ANNUITY:

                           (a)     Single Life - Periodic annuity
                                   benefit payments during the
                                   Annuitant's life. The annuity
                                   benefit payments do not continue
                                   after the death of the Annuitant.

                           (b) Joint and Survivor - Periodic annuity benefit payments during the joint lifetime of the joint Annuitants.
                                   For variable options, after the
                                   first death, the number of units in
                                   each payment during the lifetime
                                   of the survivor is equal to the total
                                   number of units multiplied by the
                                   Survivor Annuity Benefit Percentage.
                                   For fixed options, after the first
                                   death, the dollar amount of each
                                   payment during the lifetime of the
                                   survivor is equal to the dollar value
                                   of each payment paid prior to
                                   such death multiplied by the Survivor
                                   Annuity Benefit Percentage.

                           ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS

                           If a life Annuity Option has been elected, the Owner may also select one of the following guarantees:

                           PERIOD CERTAIN

                           Periodic guaranteed payments for a period of ten years, or any other period currently made available by the Company.

                           CASH BACK:

                           Upon notification of the Annuitant's death, any excess of the Annuity Value applied over the total amount of the annuity benefit payments will be paid to the Owner or Beneficiary, whichever is applicable.

                           ANNUITY OPTION RATES

                           The first variable annuity benefit payment will be based on the Annuity Option Rates made available by the Company on the rate basis available at the time the Annuity Option is selected. The fixed annuity benefit payments will be based on the greater of the guaranteed Annuity Option Rates shown in the tables on the following pages or the Company's non-guaranteed current Annuity Option Rates applicable to this class of contracts. The Company guarantees that once an Annuity Option is selected, the annuity benefit payments will not be affected by changes in mortality and expense experience.


Form A3030-99                                                          18

                                     ANNUITY OPTION TABLES

                              FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                             FOR EACH $1,000 OF ANNUITY VALUE APPLIES


 Age Nearest              Life Annuity with                             Life                               Life Annuity
   Payment               Payments Guaranteed                          Annuity                              with Cashback
                            for 10 Years

                   Male        Female       Unisex        Male         Female       Unisex        Male        Female       Unisex

      50           4.05         3.81         3.91         4.08          3.83         3.93         3.90         3.72         3.79

      51           4.11         3.87         3.97         4.15          3.89         3.99         3.96         3.77         3.85
      52           4.18         3.93         4.03         4.22          3.95         4.06         4.01         3.82         3.90
      53           4.25         3.99         4.10         4.30          4.01         4.13         4.07         3.88         3.96
      54           4.33         4.06         4.17         4.38          4.08         4.20         4.14         3.94         4.02
      55           4.41         4.13         4.24         4.46          4.15         4.28         4.20         3.99         4.07

      56           4.49         4.20         4.32         4.55          4.23         4.36         4.27         4.06         4.14
      57           4.58         4.28         4.40         4.65          4.31         4.45         4.34         4.12         4.21
      58           4.68         4.36         4.49         4.75          4.40         4.54         4.42         4.19         4.28
      59           4.78         4.45         4.58         4.86          4.49         4.64         4.50         4.26         4.36
      60           4.88         4.54         4.67         4.98          4.59         4.74         4.58         4.34         4.44

      61           4.99         4.63         4.77         5.10          4.69         4.85         4.67         4.42         4.52
      62           5.10         4.73         4.88         5.23          4.80         4.97         4.76         4.50         4.60
      63           5.23         4.84         4.99         5.37          4.92         5.10         4.85         4.59         4.69
      64           5.35         4.95         5.11         5.52          5.04         5.24         4.95         4.68         4.79
      65           5.48         5.07         5.24         5.69          5.18         5.38         5.06         4.78         4.89

      66           5.62         5.20         5.37         5.86          5.32         5.54         5.17         4.89         5.00
      67           5.77         5.33         5.51         6.04          5.47         5.70         5.28         4.99         5.11
      68           5.92         5.47         5.65         6.24          5.64         5.88         5.40         5.11         5.23
      69           6.07         5.62         5.80         6.45          5.82         6.07         5.52         5.23         5.35
      70           6.23         5.78         5.96         6.67          6.01         6.27         5.66         5.36         5.48

      71           6.39         5.94         6.12         6.90          6.21         6.49         5.79         5.49         5.61
      72           6.56         6.11         6.29         7.16          6.44         6.72         5.94         5.63         5.75
      73           6.73         6.29         6.47         7.43          6.68         6.98         6.09         5.78         5.90
      74           6.90         6.48         6.65         7.71          6.94         7.25         6.24         5.94         6.06
      75           7.08         6.67         6.83         8.02          7.22         7.54         6.41         6.11         6.23


             These tables are based on an annual interest rate of 3%
                     and the Annuity 2000 Mortality Tables.


Form A3030-99                                                          19

                                First Monthly Annuity Benefit Payment
                               for Each $1,000 of Annuity Value Applied

                                   Joint and Survivor Life Annuity
                                             Older Age

                                    50      55       60       65       70       75      80

Y            50                     3.53    3.61     3.68     3.73     3.76     3.79    3.80
O            55                             3.77     3.88     3.97     4.04     4.08    4.11
U            60                                      4.10     4.25     4.36     4.45    4.50
N            65                                               4.55     4.74     4.90    5.01
G            70                                                        5.16     5.43    5.64
E            75                                                                 6.02    6.41
R            80                                                                         7.25

A
G
E

                                    Joint and Two-Thirds Survivor Life Annuity
                                                      Older Age

                                    50      55       60       65       70       75      80

Y            50                     3.80    3.93     4.09     4.25     4.43     4.61    4.80
O            55                             4.11     4.29     4.49     4.70     4.91    5.13
U            60                                      4.53     4.77     5.02     5.29    5.55
N            65                                               5.09     5.42     5.75    6.07
G            70                                                        5.88     6.31    6.75
E            75                                                                 6.99    7.59
R            80                                                                         8.58

A
G
E

                     These tables are based on an annual interest
                    rate of 3 % and the Annuity 2000 Mortality Table


Form A3030-99                                                          20

                            First Monthly Annuity Benefit Payment
                          for Each $1,000 of Annuity Value Applied

                  Number of Years                  Variable or Certain Annuity
                                                        for a Certain Period

                  5                                           17.91

                  10                                          9.61

                  15                                          6.87

                  20                                          5.51

                  25                                          4.71

                  30                                          4.18


                      These tables are based on an annual interest
                    rate of 3% and the Annuity 2000 Mortality Tables.


Form A3030-99                                                           21

                                     GENERAL PROVISIONS

Entire Contract            The entire contract consists of
                           this contract, any application attached at issue, riders, Specifications pages and endorsements.

Misstatement of Age        If the age or sex of an individual is
or Sex                     misstated, the Company will adjust all
                           benefits payable to that which would
                           be available at the correct age or sex.
                           Any underpayments already made by
                           the Company will be paid immediately. Any overpayments will be deducted from future annuity benefits payments.

Failure to Notify Company  After the Annuity Date and once notified
of Annuitant Death         of the Annuitant's death, the Company
                           reserves the right to recover
                           any overpaid annuity benefit payments.

Modifications              Only the President or Vice President of the
                           Company may modify or waive any provisions of this contract. Agents or Brokers are not authorized to do so.

Incontestability           The Company cannot challenge the validity of
                           this contract after it has been in force for more than two years from the date of issue.

Change of Annuity Date     The Owner may change the Annuity Date
                           by Request at any time after the issue
                           date.  The request must be received at
                           the Principal Office at least one month
                           before the new Annuity Date.  To the
                           extent permitted by applicable laws,
                           rules and regulations governing variable annuities, the new Annuity Date must be no later than the Maximum Alternative
                           Annuity Date shown on the Specifications page.

Minimums All values and benefits available under this contract equal or exceed those required by the State in which the contract is delivered.

Annual Report              The Company will furnish an annual
                           report to the Owner containing a statement of the number and value of Accumulation
                           Units credited to the Sub-Accounts, the
                           value of the Fixed Account and the Guarantee
                           Period Accounts and any other information required by applicable law, rules and regulations.

Addition, Deletion, or     The Company reserves the right, subject to
Substitution of            compliance with applicable law, to add
Investments                to, delete from, or substitute for the
                           shares of a Fund that are held by the
                           Sub-Accounts or that the Sub-Accounts may purchase. The Company also reserves the right to eliminate the shares of any Fund no longer available for investment or if the Company believes further investment in the Fund is no longer appropriate for the purposes of the Sub-Accounts.


Form A3030-99                                                          22

                           The Company will not substitute shares
                           attributable to any interest in a
                           Sub-Account without notice to the Owner and prior approval of the Securities and Exchange Commission as required by the Investment Company Act of 1940. This will not prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from permitting a conversion between series or classes of contracts on the basis of requests made by Owners.

                           The Company reserves the right, subject to compliance with applicable laws, to establish additional Separate Accounts, Guarantee Period Accounts and Sub-Accounts and to make them available to any class or series of contracts as the Company considers appropriate. Each new Separate Account or Sub-Account will invest in a new investment company, or in shares of another open-end investment company, or such other investments as may be permitted under applicable law. The Company also reserves the right to eliminate or combine existing Sub-Accounts and to transfer the assets of any Sub-Accounts to any other Sub-Accounts. In the event of any substitution or change, the Company may, by appropriate notice, make such changes in this and other contracts as may be necessary or appropriate to reflect the substitution or change. If the Company considers it to be in the best interests of the Owners, the Variable Account or any Sub-Account may be operated as a management company under the Investment Company Act of 1940 or in any other form permitted by law, or may be de-registered under the Act in the event registration is no longer required, or may be combined with other accounts of the Company.

Changes in Law             The Company reserves the right to
                           make any changes to provisions of the
                           contract to comply with, or give Owners the benefit of, any federal or State statute, rule, or regulation.

Change of Name             Subject to compliance with
                           applicable law, the Company reserves the right to change the names of the Variable
                           Account or the Sub-Accounts.

Federal Tax                The Variable Account is not currently
Considersations            subject to tax, but the Company reserves the
                           right to assess a charge for taxes if the Variable Account becomes subject to tax.

Splitting of Units         The Company reserves the right to
                           split the value of a unit, either to
                           increase or decrease the number of units.
                           Any splitting of units will have no material effect on the benefits, provisions or investment return of this contract or upon the Owner, the Annuitant, any Beneficiary, or the Company.

Insulation of Separate     The investment performance of Separate
Account                    Account assets is determined separately from
                           the other assets of the Company. The assets of a Separate Account equal to the reserves and liabilities of the contracts supported by the account will not be charged with liabilities from any other business that the Company may conduct.


Form A3030-99                                                          23

                   Flexible Payment Deferred Variable and Fixed Annuity
                   Annuity Benefit Payments Payable on the Annuity Date
        Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating



Form A3030-99                                                          24